CERTIFICATE OF INCORPORATION WITH RESPECT TO CINERGY GLOBAL 5 B.V.

The  undersigned,  Mr Pieter Heyme  Bolland,  civil law notary,  officiating  in
Rotterdam, the Netherlands, declares that:

1.   Cinergy  Global 5 B.V. -  hereinafter  referred to as: the "Company" - is a private  company with limited  liability,  organised  under the laws of the
     Netherlands,  having its registered  office at Amsterdam,  the Netherlands,
     and  having   its   offices  at  1077  ZX   Amsterdam,   the   Netherlands,
     Strawinskylaan  3105, 7th floor, and being registered in the  Traderegister of the Chamber of Commerce in  Amsterdam,  the  Netherlands,  under  number
     34.144.897;   the  Company  has  been  incorporated  by  notarial  deed  of incorporation executed on the 27th day of October, 2000;

2.   according to the  registration of the  aforementioned  Chamber of Commerce, the  articles of  association  of the Company  have been adopted by deed of
     incorporation,   executed  before  Mr.  P.H.  Bolland,  civil  law  notary, officiating  in  Rotterdam,  the  Netherlands,  on the 27th day of October,
     2000. The articles of association have not been amended since;

3.   according to article 2 of an unofficial  English office  translation of the recent  articles of association of the Company,  the objects of the Company are:
     a.   to finance enterprises and companies;
     b.   to borrow,  to lend and to raise funds,  including the issue of bonds, promissory  notes or other  securities or evidence of  indebtedness as
          well  as  to   enter   into   agreements   in   connection   with  the
          aforementioned;
     c.   to supply advice and to render  services to enterprises  and companies with which the company forms a group and to third parties;
     d.   to render guarantees, to bind the company and to pledge its assets for obligations  of the  companies and  enterprises  with which it forms a group and on behalf of third parties;
     e.   to incorporate,  to participate in any way whatsoever,  to manage,  to supervise,  to  operate  and to  promote  enterprises,  companies  and businesses;
     f.   to obtain, alienate,  manage and exploit registered property and items of property in general;
     g.   to trade in currencies, securities and items of property in general;
     h.   to develop and trade in patent,  trade marks,  licenses,  know-how and other industrial propertyrights;
     i.   to perform any and all activity of industrial, financial or commercial nature;  as well as everything  pertaining to the foregoing,  relating thereto or conducive thereto, all in the widest sense of the word.

4.   according to the  registration of the  aforementioned  Chamber of Commerce, the following natural persons are managing director of the Company:
-    Mr. David Lee Wozny, residing at 45069 Ohio, United States of America, 5154
     Senour Drive West  Chester,  born at South Bend  Indiana,  United States of
     America,  on the  16th  day of  October,  1958,  of  American  nationality, managing director A;
     -    Mr. John Bryant,  residing at Wimbledon SW19 7HT, United Kingdom,  105
          Home Park Road, born at Croydon,  United  Kingdom,  on the 11th day of
          June, 1946, of British nationality, managing director A;
     -    Mr. Louis Fricot, residing at 1181 RP Amstelveen, the Netherlands,  C.
          van  Montpensierlaan  73, born at Hulst, the Netherlands,  on the 16th day of April, 1941, of Dutch nationality, managing director B;
     -    Mr. Paul van Baarle,  residing at 3013 AL Rotterdam,  the Netherlands,
          Weena 399 D, born at Rotterdam,  the  Netherlands,  on the 15th day of
          September, 1958, of Dutch nationality, managing director B;
     -    Mr. Nanno  Steven van der Werff,  residing at 1013 GD  Amsterdam,  the
          Netherlands,  Binnen  Vissersstraat  14-3HG,  born at Leeuwarden,  the
          Netherlands, on the 18th day of September, 1964, of Dutch nationality, managing director B;

5.   according to the  articles of  association  of the Company,  the Company is represented  by the board of  management,  by each managing  director A, as well as by a managing director B acting jointly with a managing director A.

Signed at Rotterdam on February .., 2001.